EXHIBIT 10.21
FIRST AMENDMENT TO THE
GOOD TO GREAT II SHAREHOLDER VALUE CREATION PERFORMANCE AWARD AGREEMENT

    This FIRST AMENDMENT TO THE GOOD TO GREAT II SHAREHOLDER VALUE CREATION PERFORMANCE AWARD AGREEMENT (this “First Amendment”) is executed and agreed to by and between Carriage Services, Inc., a Delaware corporation (the “Company”), and _____________ (“Employee”), effective as of June 1, 2021 (the “Amendment Effective Date”).
WHEREAS, Employee and the Company entered into the Good To Great II Shareholder Value Creation Performance Award Agreement dated May 19, 2020 (the “Performance Award Agreement”); and

WHEREAS, Employee has been promoted to the position[s] of ______________; and

WHEREAS, the parties now desire to amend the Performance Award Agreement accordingly.

NOW, THEREFORE, in consideration of the premises above, as well as other good and valuable consideration, the parties hereto agree as follows:

1. Section 1 of the Performance Award Agreement is hereby amended by replacing “_____%” with “_____%”.

2. Exhibit 1 to the Performance Award Agreement is hereby amended by deleting the “Payout Determination” section in its entirety and replacing it with the following language:

“Payout Determination

The “Payout” shall be determined by the performance of the Company’s common stock during the Performance Period. If the Company Stock Price Average reaches any of the Performance Tiers listed below, the Employee will be entitled to the corresponding Payout, subject to Section 4 and other provisions of the Agreement.

Performance Tiers	Tier 1	Tier 2	Tier 3	Tier 4	Tier 5
Company Stock Price Average	$35.78	$43.88	$53.39	$64.48	$77.34
Payout (in shares of Company common stock)	X	Y	Z	XX	YY

The Employee will only be entitled to the highest Payout achieved during the Performance Period, regardless of the closing price of the Company’s common stock on the Vesting Date, and may not receive multiple Payouts. By way of example:

Example 1: The Company Stock Price Average reaches a high of $40 in the second year of the Performance Period, before closing at $30 on the Vesting Date. The Employee will be eligible to receive a Payout of X shares.

EXHIBIT 10.21
Example 2: The Company Stock Price Average reaches $55 in the second year of the Performance Period, and then reaches $67 in the third year, before closing at $50 on the Vesting Date. The Employee will be eligible to receive a Payout of XX shares.”

3. Except as otherwise provided herein, all other provisions of the Performance Award Agreement shall remain in effect.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof.

5. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date set forth above.
                        COMPANY:
                        Carriage Services, Inc.

                        By: Melvin C. Payne
Chairman of the Board and Chief Executive Officer

EMPLOYEE: